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                                                                    Exhibit 8.1


January 7, 1998


Staodyn, Inc.
1225 Ken Pratt Boulevard
Longmont, CO 80501

Re:  FEDERAL INCOME TAXATION OF REORGANIZATION

Ladies and Gentlemen:

We have acted as counsel to Staodyn, Inc., a Delaware corporation ("Staodyn"), in connection with the merger (the "Merger") of Hippocrates Acquisition, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Rehabilicare Inc., a Minnesota corporation ("Rehabilicare"), with and into Staodyn, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 1, 1997, among Staodyn, Rehabilicare and Merger Sub.

We have been asked to provide you with our opinion (this "Opinion") concerning certain federal income tax consequences of the Merger. In preparing this Opinion, we have reviewed the Merger Agreement (including attachments thereto); the Registration Statement on Form S-4 ("Registration Statement") covering registration under the Securities Act of 1933 of shares of common stock of Rehabilicare to be issued to Staodyn stockholders pursuant to the Merger; the representations made in the Staodyn Tax Certificate delivered to us (a copy of which is attached hereto); the representations made in the Rehabilicare Tax Certificate (a copy of which is attached hereto, and collectively with the Staodyn Tax certificate, the "Tax Certificates"); and such other documents as we deemed necessary (collectively, such documents are referred to herein as the "Relevant Documents"). Capitalized terms used but not defined herein have the meanings specified in the Merger Agreement.

In rendering our Opinion, we have relied upon and assumed that (1) the facts and representations set forth in the attached Tax Certificates and the Relevant Documents are true and correct as of the date hereof; (2) the transactions contemplated by the Relevant Documents will be consummated in accordance with their terms; (3) the Merger will be effected in accordance with the Delaware General Corporation Law and the Minnesota Business Corporation Act; and (4) in the


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Staodyn, Inc.
Page 2

Merger, Merger Sub will be merged with and into Staodyn at the Effective Time of the Merger, and Staodyn, as the Surviving Corporation, will be a wholly-owned subsidiary of Rehabilicare.

Based on the foregoing, we are of the opinion that, for United States federal income tax purposes:

     (i) The Merger will constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended and in effect as of the date hereof (the "Code");

     (ii) Rehabilicare, Merger Sub and Staodyn will each be a party to that reorganization within the meaning of Code Section 368(b);

     (iii) No income, gain or loss will be recognized for federal income tax purposes by either Staodyn or Rehabilicare as a result of the consummation of the Merger;

     (iv) No income, gain or loss will be recognized for federal income tax purposes by the stockholders of Staodyn upon the exchange (described in Section 2.1 of the Merger Agreement) of shares of Staodyn's common stock, par value $.01 (as described in the recitals to and in Section
           3.6 of the Merger Agreement, "Staodyn Common Stock") solely for shares of Rehabilicare common stock par value $.10 (as described in the recitals to and in Section 4.6 of the Merger Agreement, "Rehabilicare Common Stock");

     (v) The tax basis of the Rehabilicare Common Stock received by a Staodyn stockholder who exchanges all of such stockholder's Staodyn Common Stock solely for Rehabilicare Common Stock in the Merger will be the same as the tax basis of the Staodyn Common Stock surrendered in exchange therefor; and

     (vi) A stockholder of Staodyn receiving cash in lieu of fractional shares or exercising appraisal (i.e., dissenters') rights will recognize gain or loss, if any, realized in the Merger up to the amount of cash received.

This is an opinion of law, and not a representation or opinion of fact. Our Opinion is based upon the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. Our Opinion is limited to the specific issues addressed herein and in that regard, we

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Staodyn, Inc.
Page 3

express no opinion with respect to the characterization of any gain recognized in the Merger as ordinary income or capital gain, or with regard to the tax effect on any Staodyn stockholder of the receipt of ownership, or the lapse of restrictions on ownership, of any capital stock or other security of Staodyn prior to or simultaneous with the Merger.

Our Opinion is further limited in all respects, to the facts assumed and laws existing on the date hereof and does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. Furthermore, Congress can change the tax laws and can do so retroactively. By rendering our Opinion, we do not undertake to advise you of any changes in any law or fact which may occur after the date hereof. Section 7.1(e) of the Merger Agreement provides that the receipt by Staodyn of an opinion similar in form and substance to this Opinion and dated as of the Effective Time is a condition to the obligation of Staodyn, Rehabilicare and Merger Sub to effect the Merger. Assuming that there is no change in the law or facts described above between the date hereof and the Closing Date which adversely affects our ability to render this Opinion, we will reissue this Opinion on the Closing Date based on the facts and law existing on the Closing Date, and, if necessary (in our discretion) our receipt of additional representations and warranties from the parties.

This Opinion letter is provided for your exclusive use solely in connection with the transactions contemplated by the Merger Agreement. We consent to the use of this Opinion as an exhibit to the Registrant Statement and the references to our firm in the prospectus which is made a part of the Registration Statement. Use of or reliance upon this Opinion for other purposes is prohibited without the prior written consent of the undersigned.


Very truly yours,

CHRISMAN, BYNUM & JOHNSON, P.C.

                        REHABILICARE TAX CERTIFICATE

This certificate is being delivered to Chrisman, Bynum & Johnson, P.C., counsel for Staodyn, Inc., a Delaware corporation ("Staodyn"), in connection with the opinion (the "Opinion") to be rendered by Chrisman, Bynum & Johnson, P.C. regarding the federal income taxation of the merger (the "Merger") of Hippocrates Acquisition, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Rehabilicare Inc., a Minnesota corporation ("Rehabilicare"), with and into Staodyn, Inc., a Delaware corporation ("Staodyn"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 1, 1997, among Staodyn, Rehabilicare and Merger Sub. Capitalized terms used but not defined herein have the meanings specified in the Merger Agreement.

Rehabilicare hereby represents and certifies that:

(i) The fair market value of the common stock of Rehabilicare ("Rehabilicare Common Stock") and other consideration received by each Staodyn stockholder in the Merger will be approximately equal to the fair market value of the common stock of Staodyn surrendered by each Staodyn stockholder in the Merger ("Staodyn Common Stock").

(ii) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of Staodyn's net assets and at least 70 percent of the fair market value of Staodyn's gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Staodyn or Merger Sub to Staodyn stockholders who receive cash or other property, amounts used by Staodyn or Merger Sub to pay expenses associated with the Merger, and all redemptions and distributions (except for regular, normal dividends) made by Staodyn will be included as assets of Staodyn or Merger Sub, respectively, immediately prior to the Merger.

(iii) Prior to the Merger, Rehabilicare will own all the capital stock of Merger Sub.

(iv) Rehabilicare has no plan or intention to cause the Surviving Corporation to issue after the Merger additional shares of Surviving Corporation stock that would result in Rehabilicare owning less than
         (a) 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote or (b) 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

(v) Rehabilicare has no plan or intention to reacquire any of its stock issued in the Merger.

(vi) Rehabilicare has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another entity, (iii) sell or otherwise dispose of the stock of the Surviving Corporation (except for transfers of stock to corporations controlled by Rehabilicare), or (iv) cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub (except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation).

(vii) Merger Sub will have no liabilities assumed by the Surviving Corporation and will not transfer to Staodyn any assets subject to liabilities in the Merger.

(viii) Following the Merger, the Surviving Corporation will continue Staodyn's historic business or use a significant portion of Staodyn's business assets in a business.

(ix) Rehabilicare will pay its own expenses incurred in connection with the Merger and Merger Sub will incur no expenses in connection with the Merger. Rehabilicare will not pay or assume expenses of any Staodyn stockholder. Except for liabilities incurred by Staodyn in the ordinary course of business, any expenses of Staodyn (from periods prior to the Effective Time) paid or assumed by Rehabilicare will be soley and directly related to the Merger.

(x) There is no intercorporate indebtedness existing between Rehabilicare and Staodyn, or between Staodyn and Merger Sub, that was issued, acquired, or will be settled at a discount.

(xi) The only capital stock issued to Staodyn stockholders by Rehabilicare in the Merger will be Rehabilicare Common Stock.

(xii) The payment of cash in lieu of fractional shares of Rehabilicare Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Rehabilicare of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Staodyn stockholders instead of issuing fractional shares of Rehabilicare Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to Staodyn stockholders in exchange for their shares of Staodyn Common Stock. The fractional share interests of each Staodyn stockholder will be aggregated and no Staodyn stockholder will receive cash in an amount equal to or greater than the value of one full share of Rehabilicare Common Stock.

(xiii)   None of the compensation paid to any employees of the Surviving


                                       2
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         Corporation will be separate consideration for, or allocable to, any of their shares of Staodyn capital stock; none of the shares of Rehabilicare Common Stock issued to any employee of the Surviving Corporation will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any employee of the Surviving Corporation will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

(xiv) Rehabilicare does not own, nor has it owned during the past five years, any shares of Staodyn stock.


(xv)     Rehabilicare is not an "investment company" within the meaning of
         Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended.


(xvi) Merger Sub is a wholly owned subsidiary of Rehabilicare formed for purposes of consummating the transactions contemplated by the Merger Agreement. No stock of Merger Sub will be issued in the Merger.


(xvii) The representations and warranties of Rehabilicare in the Merger Agreement (including, without limitation, the representations and warranties contained in Article IV thereof) are true and correct as of the date of this Opinion and will be true and correct as of the Effective Time, except as set forth in and qualified by the Parent Disclosure Schedules attached to the Merger Agreement.

The undersigned further certifies that each of the statements set forth in this letter will be true, correct and complete as of the Effective Time.


REHABILICARE INC.


---------------------------------------
               (Sign)

By:
      ---------------------------------
               (Print Name)

Its:
      ---------------------------------
               (Print Title)




                                      3

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                               STAODYN TAX CERTIFICATE


This certificate is being delivered to Chrisman, Bynum & Johnson, P.C., counsel for Staodyn, Inc., a Delaware corporation ("Staodyn"), in connection with the opinion (the "Opinion") to be rendered by Chrisman, Bynum & Johnson, P.C. regarding the federal income taxation of the merger (the "Merger") of Hippocrates Acquisition, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Rehabilicare Inc., a Minnesota corporation ("Rehabilicare"), with and into Staodyn, Inc., a Delaware corporation ("Staodyn"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 1, 1997, among Staodyn, Rehabilicare and Merger Sub. Capitalized terms used but not defined herein have the meanings specified in the Merger Agreement.

Staodyn hereby represents and certifies that:

(i)    The fair market value of the common stock of Rehabilicare
       ("Rehabilicare Common Stock") and other consideration received by each Staodyn stockholder in the Merger will be approximately equal to the fair market value of the common stock of Staodyn surrendered by each Staodyn stockholder in the Merger ("Staodyn Common Stock").

(ii) Each stockholder of Staodyn who owns 5 percent or more of the Staodyn Common Stock has signed (or will sign prior to the Effective Time) the Company Affiliate Letter, attached as Exhibit A to the Merger Agreement, in which each such stockholder represents that such stockholder has no plan or intention to sell, exchange or otherwise dispose of a number of shares of Rehabilicare Common Stock received in the Merger that would reduce such stockholder's ownership of Rehabilicare Common Stock to a number of shares of Rehabilicare Common stock having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding shares of Staodyn Common Stock which such stockholder held as of the same date. Moreover, to the best knowledge of Staodyn management, there is no plan or intention on the part of the remaining Staodyn stockholders to sell, exchange or otherwise dispose of a number of shares of Rehabilicare Common Stock received in the Merger that would reduce such stockholders' ownership of Rahabilicare Common Stock to a number of shares of Rehabilicare Common Stock having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding shares of Staodyn Common Stock which such stockholders held as of the same date. Moreover, to the best knowledge of Staodyn management, there is no plan or intention on the part of the remaining Staodyn stockholders to sell, exchange or otherwise dispose of a number of shares of Rehabilicare Common Stock received in the Merger that would reduce such stockholders' ownership of Rehabilicare Common Stock to a number of shares of Rehabilicare Common Stock having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding shares of Staodyn Common Stock which such stockholders held as of the same date. For purposes of this representation (and as provided in the Company Affiliate Letter), (i) shares of Staodyn Common Stock exchanged for cash or other property, surrendered pursuant to the exercise of appraisal (i.e., dissenters') rights or exchanged for cash in lieu of fractional shares of Rehabilicare Common Stock will be treated as outstanding Staodyn
       Common Stock on the date of the Merger; and (ii) shares of Staodyn Common Stock and shares of

       Rehabilicare Common Stock otherwise sold, redeemed or disposed of by Staodyn stockholders prior or subsequent to the Merger will be considered in making this representation.

(iii) Staodyn will not pay any expenses of Rehabilicare, Merger Sub or any Staodyn stockholder in connection with the Merger and no Staodyn stockholder will pay expenses of Staodyn, Rehabilicare or Merger Sub.

(iv) There is no intercorporate indebtedness existing between Rehabilicare and Staodyn, or between Staodyn and Merger Sub, that was issued, acquired, or will be settled at a discount.

(v) In the Merger, shares of Staodyn stock representing 80 percent of the total combined voting power of all classes of outstanding Staodyn stock entitled to vote and 80 percent of the total number of shares of all other classes of Staodyn stock, will be exchanged solely for Rehabilicare Common Stock, except for cash received in lieu of fractional shares.

(vi) Immediately after the Effective Time, no person (other than Rehabilicare) will hold any warrant, option, convertible security, or any other type of right pursuant to which such person could acquire stock of the Surviving Corporation.

(vii) Rehabilicare does not own, nor has it owned during the past five years, any shares of the stock of Staodyn.

(viii) At the Effective Time, the fair market value of the assets of Staodyn will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

(ix)   The representations and warranties of Staodyn in the Merger
       Agreement (including, without limitation, the representations and warranties contained in Article III thereof) are true and correct as of the date of this Opinion and will be true and correct as of the Effective Time, except as set forth in and qualified by the Company Disclosure Schedules attached to the Merger Agreement.

The undersigned further certifies that each of the statements set forth in this letter will be true, correct and complete as of the Effective Time.


STAODYN, INC.



---------------------------------------
              (Sign)


By:
      ---------------------------------
              (Print Name)


Its:
      ---------------------------------
              (Print Title)